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                                                                     EXHIBIT 4.1

INTERACTIVE DATA

14 Wall Street
New York, N.Y. 10005
Telephone 212-285-0700


                                                                 AUGUST 31, 2000



MERRILL LYNCH PIERCE FENNER & SMITH INCORPORATED
PAINE WEBBER INCORPORATED
DEAN WITTER REYNOLDS INC.
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE CHASE MANHATTAN BANK
UNIT INVESTMENT TRUST DIVISION
4 NEW YORK PLAZA--6TH FLOOR
NEW YORK, NY 10004

RE: EQUITY INVESTOR FUND, BABY BOOM ECONOMY PORTFOLIO 2000 GROWTH & INCOME
    SERIES B, DEFINED ASSET FUNDS (A UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-43930


Gentlemen:

We have examined the Registration Statement for the above captioned fund.

We hereby consent to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          JAMES PERRY
                                          Vice President